                                SUPPLEMENTAL INDENTURE
                                ----------------------

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 11, 1998, among American Ingredients, Inc. (the "New Subsidiary Guarantor"), and indirect subsidiary of Global Health Sciences, Inc., a California corporation (the "Company"), the Company, the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and Chase Manhattan Bank and Trust Company, National Association, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

                                     W I T N E S S E T H:
                                     - - - - - - - - - -

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"). dated as of April 23, 1998, providing for the issuance of an aggregate principal amount of up to $325,000 of 11% Senior Notes due 2008 (the "Notes");

     WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires. (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and

"hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture (including, without limitation, the subordination provisions thereof) and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

     3. Execution of New Guarantee. To evidence the Guarantee set forth in this Supplemental Indenture, the New Subsidiary Guarantor hereby agrees that a notation of such Guarantee in accordance with Section 10.09 of the Indenture will be placed on the Notes. The Trustee is hereby authorized and directed, with no further action by the Company, the New Subsidiary Guarantor or the other Subsidiary Guarantors, to replace the Guarantee currently attached to the Notes with the Guarantee executed in connection herewith.

     4. Ratification of Indenture: Supplemental Indentures part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                            AMERICAN INGREDIENTS INC.


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            GLOBAL HEALTH SCIENCES, INC.:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            GLOBAL HEALTH SUB, INC.:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            D&F INDUSTRIES, INC.:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            RAVEN INDUSTRIES, INC.:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:

                                            DYNAMIC PRODUCTS, INC.:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            WEST COAST SALES:


                                            By:
                                            --------------------------
                                            Name:
                                            Title:


                                            CHASE MANHATTAN BANK AND
                                            TRUST COMPANY
                                            NATIONAL ASSOCIATION:


                                            By:
                                            --------------------------
                                            Name:
                                            Title: